UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 22, 2016

Hansen Medical, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33151	14-1850535
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

800 East Middlefield Road, Mountain View, California		94043
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 404-5800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Introductory Note.

As previously announced, Hansen Medical, Inc., a Delaware corporation (“Hansen”), entered into that certain Agreement and Plan of Merger dated as of April 19, 2016 (the “Merger Agreement”), with Auris Surgical Robotics, Inc., a Delaware corporation (“Auris”), and Pineco Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Auris (“Merger Sub”).

On July 22, 2016, Hansen held its 2016 annual meeting of stockholders (the “Annual Meeting”), at which its stockholders approved, among other things as set forth in Item 5.07 of this Current Report on Form 8-K, the adoption of the Merger Agreement in accordance with the Delaware General Corporation Law (the “DGCL”). Following the stockholder approval, pursuant to the Merger Agreement, on July 27, 2016, Merger Sub merged with and into Hansen (the “Merger”) with Hansen continuing as the surviving corporation and a wholly-owned subsidiary of Auris. The information set forth in Item 5.07 regarding the results of the vote at the Annual Meeting is incorporated by reference into this Introductory Note.

The description of the Merger Agreement and the Merger in this Introductory Note does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Hansen’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 20, 2016, and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On July 27, 2016, in connection with the Merger, Hansen (utilizing funds provided to it by Auris for such purpose) repaid in full the outstanding principal amount, together with interest and all other amounts due, under the Amended and Restated Loan and Security Agreement dated as of August 23, 2013 (the “White Oak Agreement”), among Hansen, as borrower, the entities from time to time party thereto as lenders, and White Oak Global Advisors, LLC, as agent (“White Oak”), as supplemented by the Forbearance Agreement dated as of April 19, 2016, by and between Hansen and White Oak. Effective upon receipt of such payment, the White Oak Agreement and the other related loan documents were terminated and have no further force or effect (except with respect to those provisions of any loan document which by their express terms survive the termination) and all liens granted under the White Oak Agreement were released. No penalties were due in connection with such repayment.

The foregoing description of the White Oak Agreement and the Forbearance Agreement is qualified in its entirety by reference to the White Oak Agreement, a copy of which was filed as Exhibit 10.3 to Hansen’s Quarterly Report on Form 10-Q filed with the SEC on November 8, 2013, and the Forbearance Agreement, a copy of which was filed as Exhibit 10.1 to Hansen’s Current Report on Form 8-K filed with the SEC on April 20, 2016, both of which are hereby incorporated into this Current Report on Form 8-K by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On July 27, 2016, Hansen and Auris consummated the transactions contemplated by the Merger Agreement. The Merger became effective on such date upon the filing of the certificate of merger with the Secretary of State of the State of Delaware (the “Effective Time”). At the Effective Time, each share of Hansen common stock, par value $0.0001 per share (“Common Stock”), issued and outstanding immediately prior to the Effective Time, other than shares owned by Auris or any of its subsidiaries, shares held by Hansen as treasury stock, and shares held by stockholders, if any, who validly perfected their statutory rights of appraisal under Section 262 of the DGCL, converted into the right to receive $4.00 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

Immediately prior to the Effective Time, each outstanding option to purchase shares of Common Stock granted under a Hansen stock plan was cancelled for no consideration. Additionally, immediately prior to the Effective Time, each outstanding award of restricted stock units with respect to shares of Common Stock (each, an “RSU Award”) granted pursuant to a Hansen stock plan became fully vested and was cancelled and, in exchange therefor, each holder of any such cancelled RSU Award became entitled to receive, in consideration of the cancellation of such RSU Award and in settlement therefor, a payment in cash of an amount equal to the product of (i) the Merger Consideration multiplied by (ii) the number of restricted stock units subject to such RSU Award, without interest and less any required tax withholdings. To the extent an RSU Award was subject to performance conditions, the number of restricted stock units that vest was determined (A) for RSU Awards with a performance period that by its terms ended prior to the Effective Time, based on actual performance through the end of such performance period, and (B) for RSU Awards with a performance period that by its terms did not end prior to the Effective Time, by deeming such performance conditions to have been satisfied at 100% of the target levels specified in the applicable equity plans and award agreements.

Immediately following the Effective Time, certain former Hansen stockholders owning approximately 64.6% of the shares of Common Stock outstanding as of May 31, 2016, the record date for the Annual Meeting, including Larry Feinberg and certain affiliated entities, Jack Schuler and certain affiliated entities and an affiliated entity of Lawrence T. Kennedy, Jr. (the “Rollover Stockholders”), acquired shares of preferred stock of Auris on the terms set forth in a stock purchase agreement entered into among the Rollover Stockholders and Auris concurrently with the Merger Agreement , in exchange for an investment of approximately $49 million (representing the aggregate amount of consideration payable to the Rollover Stockholders in the Merger).

The foregoing description of the Merger, the Merger Agreement, the RSU Awards and the Rollover Stockholders does not purport to be complete and is qualified in their entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to Hansen’s Current Report on Form 8-K filed with the SEC on April 20, 2016, and is hereby incorporated into this Current Report on Form 8-K by reference.

Item 3.01	Notice of Delisting or a Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.01 by reference.

On July 27, 2016, in connection with the consummation of the Merger, Hansen notified The NASDAQ Stock Market (“NASDAQ”) of the consummation of the Merger and requested that NASDAQ file with the SEC an application on Form 25 Notification of Removal from Listing and/or Registration to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Hansen intends to file with the SEC a Form 15 requesting the deregistration of Common Stock under Section 12(g) of the Exchange Ac and the suspension of Hansen’s reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Items 2.01 and 3.01 of this Current Report on Form 8-K is incorporated into this Item 3.03 by reference.

Item 5.01	Changes in Control of Registrant.

The information set forth in Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated into this Item 5.01 by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

In accordance with the terms of the Merger Agreement, each member of the board of directors of Hansen (the “Board”), including Marjorie L. Bowen, Kevin Hykes and Nadim Yared, each of whom was re-elected as a member of the Board at the Annual Meeting held on July 22, 2016, and Michael L. Eagle, Christopher P. Lowe, Dr. Stephen L. Newman, William R. Rohn and Cary G. Vance, resigned as directors of Hansen, effective as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, the sole director of the Merger Sub immediately prior to the Effective Time, David Styka, became the sole director of Hansen.

In accordance with the terms of the Merger Agreement, Cary G. Vance, Chief Executive Officer of Hansen, and Christopher P. Lowe, Chief Financial Officer of Hansen, each resigned as officers of Hansen effective as of the Effective Time. In accordance with the terms of the Merger Agreement, at the Effective Time, Frederic Moll and David Styka, each an officer of Merger Sub prior to the Merger, became Chief Executive Officer and Chief Financial Officer of Hansen, respectively.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, at the Effective Time, the certificate of incorporation and bylaws of Hansen were each amended and restated to be identical to the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time (except that references to the name of Merger Sub were replaced by references to the name of Hansen). Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Hansen held its 2016 annual meeting of stockholders (the “Annual Meeting”) on July 22, 2016.

As of the record date, May 31, 2016, there were 18,989,610 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, a total of 17,725,358 shares of Common Stock, or approximately 93.34% of all of the outstanding shares of Common Stock, were present either in person or by proxy. The number of votes cast for, against or withheld, as well as abstentions and broker non-votes, as applicable, with respect to each proposal that was voted upon at the Annual Meeting is set forth below. The proposals are described in detail in Hansen’s definitive proxy statement filed with the SEC on June 20, 2016.

Proposal 1. Adoption of the Merger Agreement, which provides for the Merger in which Hansen became a wholly owned subsidiary of Auris. Hansen’s stockholders approved Proposal 1 with the following voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTE

14,083,958	109,340	2,963	3,529,097

Proposal 2. Non-binding advisory approval of the compensation that may be paid or become payable to Hansen’s named executive officers that is based on or otherwise relates to the Merger contemplated by the Merger Agreement. Hansen’s stockholders approved Proposal 2 with the following voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTE

14,027,692	157,439	11,130	3,529,097

Proposal 3. Approval of the adjournment of the Annual Meeting to a later date or time if necessary or appropriate, as determined by Hansen, to solicit additional proxies for the adoption of the Merger Agreement if there are insufficient votes at the time of the Annual Meeting, or any adjournment or postponement thereof, to adopt the Merger Agreement. Hansen’s stockholders approved Proposal 3 with the following voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTE

14,013,095	179,531	3,635	3,529,097

Proposal 4. Election of Directors. The following nominees received the highest number of “FOR” votes and, as a result, were elected to serve as Class I directors. The votes cast by Hansen’s stockholders were as follows:

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Marjorie L. Bowen	13,997,521	198,740	3,529,097
Kevin Hykes	14,106,675	89,586	3,529,097
Nadim Yared	14,105,751	90,510	3,529,097

Proposal 5. Ratification of the appointment by the Audit Committee of the Board of BDO USA, LLP as Hansen’s independent registered public accounting firm for the fiscal year ending December 31, 2016. Hansen’s stockholders approved Proposal 5 with the following voting results:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTE

17,402,210	246,287	76,861	—

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Document

2.1
Agreement and Plan of Merger dated as of April 19, 2016, by and among
Hansen Medical, Inc., Auris Surgical Robotics, Inc. and Pineco
Acquisition Corp. (incorporated by reference to Exhibit 2.1 to the
Current Report on Form 8-K filed by Hansen Medical, Inc. on April 20,
2016).

3.1	Amended and Restated Certificate of Incorporation of Hansen Medical, Inc.

3.2	Amended and Restated Bylaws of Hansen Medical, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hansen Medical, Inc.

July 27, 2016	By:	/s/ Christopher P. Lowe

Name: Christopher P. Lowe
Title: Interim Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Hansen Medical, Inc.
3.2	Amended and Restated Bylaws of Hansen Medical, Inc.